Exhibit 3.1

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

MONTANA MERGER SUB II, LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of Montana Merger Sub II, LLC is being duly executed and filed by William J. Valle, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is Montana Merger Sub II, LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is care of:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 17th day of November, 2016.

/s/ William J. Valle
William J. Valle
Authorized Person